Exhibit 10.19

AMENDMENT TO DISTRIBUTION AGREEMENT

THIS AMENDMENT TO DISTRIBUTION AGREEMENT (this “Amendment”), dated December 9, 2005, effective July 31, 2005, is made by and between Diversified Apparel Resources, LLC f/k/a Commerce Clothing Company, LLC (“Diversified”), a California limited liability company with its principal executive offices at 5804 East Slauson Avenue, Commerce, California 90040 and Cygne Designs, Inc., a Delaware corporation (“Cygne”), having its principal executive office at 11 West 42nd Street, New York, New York 10036.

RECITALS

A. Diversified and Cygne previously entered into a Distribution Agreement dated July 31, 2005 (the “Agreement”) providing for the provision by Diversified of certain distribution services for Cygne under the terms and conditions set forth in the Agreement.

B. The parties desire to amend certain provisions of the Agreement and incorporate this Amendment therein.

C. Any terms used but not defined herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Term.

(a) This Amendment shall be effective as of July 31, 2005 and shall expire on October 31, 2006 (the “Initial Amendment Term”). The parties may extend this Amendment for additional periods beyond the Initial Amendment Term upon the mutual written agreement of the parties. The Initial Term and extended terms, if any, shall be collectively referred to herein as the “Amendment Term.” This Amendment may be terminated at any time upon the mutual agreement of the parties. This Amendment shall have no effect on the Term of the Agreement.

(b) Upon expiration of the Amendment Term or any earlier termination of this Amendment, the terms of this Amendment shall immediately terminate without further notice or action by the parties, the parties shall have no further rights or obligations under this Amendment and this Amendment shall no longer serve as an amendment to the Agreement.

2. Amendment. Diversified and Cygne hereby agree that during the Amendment Term, the Agreement shall be amended as follows:

(a) The following shall be added under “Distribution Services to be Provided by Commerce” in Annex A to the Agreement:

•	serving as importer of record for products other than products supplied from or through AZT International S. de R.L. de C.V.

(b) The first sentence of Section 7(a) of the Agreement is deleted in its entirety and replaced with the following sentence:

“All of Cygne’s products which are subject to the Services provided for herein (the “Products”) shall be insured by Diversified while in the custody and under the control of Diversified; provided that, notwithstanding the foregoing, the parties agree that Cygne shall purchase from Diversified any and all inventory that Diversified has in its possession on behalf of Cygne.”

(c) A new Section 6(f) is hereby added as follows:

(e) Use of Cash. Cygne agrees that it shall only use cash of its business for purposes of paying its obligations to Diversified and for general business operating expenses and cost of goods sold and shall not use more than $100,000 of its cash per year for any other purposes, including, but not limited to, capital expenditures, without the prior written consent of Diversified.

(d) A new Section 6(g) is hereby added as follows:

(g) Inventory. At the time Cygne prepares its internally-prepared financial statements for each month (each, a “Month”), Diversified will transfer to Cygne, effective as of the last date of the Month, any inventory that was in possession of Diversified as of the last date of the Month that was shipped to customers of Cygne at any time between the last date of the Month and the date of such financial statement preparation.

3. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this Amendment to one another as soon as practicable following execution thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CYGNE DESIGNS, INC.

By:	/s/ BERNARD MANUEL
Name:	Bernard Manuel
Title:	President

DIVERSIFIED APPAREL RESOURCES, LLC

By:	/s/ HUBERT GUEZ
Name:	Hubert Guez
Title:	Chief Executive Officer

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